UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

_________________

IRWIN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

INDIANA (State or Other Jurisdiction of Incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 24, 2009, Irwin Union Bank, F.S.B. (the "Thrift"), a wholly-owned subsidiary and holder of approximately $500 million, or about 15%, of the assets of Irwin Financial Corporation (the "Corporation"), entered into a Stipulation and Consent to the issuance of an Order to Cease and Desist (collectively, the "Consent and Order") with its primary regulator, the Office of Thrift Supervision (the "OTS"). The Thrift is a separate legal entity from the Corporation's other depository, Irwin Union Bank and Trust Company, which was not a party to the Consent and Order.

     With the exception of new required capital levels for the Thrift, the related capital and contingency plan, and the new required liquidity ratio described below, the requirements of the Consent and Order are substantially similar to those of the supervisory agreement between the Thrift and the OTS entered into on October 10, 2008 (the "Prior Supervisory Agreement"). The requirements of the Consent and Order supersede those of the Prior Supervisory Agreement, which was disclosed in our Current Report on Form 8-K filed October 14, 2008 and has been described in our subsequent periodic filings.

     Specifically, under the Consent and Order, the Thrift is required, by August 31, 2009, to achieve a Tier 1 (core) capital level of 10% and a total capital level of 12%, in contrast to the corresponding levels required under the Prior Supervisory Agreement, which were 9% and 11%, respectively. The Thrift will be required to adopt and implement a capital plan designed to maintain these new capital levels, and it must then operate within the parameters of that capital plan. In the event the Thrift does not meet the required capital levels at any month-end beginning August 31, 2009, the Thrift will be required to submit a contingency plan to the OTS detailing the actions it will take over a sixty-day period to achieve a merger or acquisition of the Thrift by another financial institution or a voluntary liquidation of the Thrift.

     We believe the Thrift is in compliance with the other substantive requirements of the Consent and Order, due to the measures it has already been taking under the Prior Supervisory Agreement. To the extent the Thrift is required under the Consent and Order to revise the plans it has implemented under the Prior Supervisory Agreement, it will take steps to update and submit those plans to the OTS within the time frames prescribed by the Consent and Order. The Thrift has until August 13, 2009 to meet a new minimum liquidity ratio (cash and cash equivalents divided by deposits) of no less than fifteen percent (15%) of total deposits and unsecured borrowings. This current ratio is about 14% which the Thrift believes can be raised to 15% through increases in cash from additional draws on secured facilities.

     As was the case under the Prior Supervisory Agreement, the Thrift must not make any new construction or land loans without the prior approval of the OTS. We believe, however, that the Consent and Order will not restrict the Thrift from continuing to serve its customers with their banking transactions. All qualifying customer deposits remain fully insured to the highest limits established by the Federal Deposit Insurance Corporation. Failure to comply with the terms of the Consent and Order could result in significant actions of increasing severity by the OTS, up to and including a regulatory takeover of the Thrift.

     The above description of the Consent and the Order is qualified in its entirety by reference to the Consent and Order, copies of which will be attached as exhibits to the Company's upcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

     The Corporation is a bank holding company with a history tracing to 1871, offering commercial banking services through its banking subsidiaries, Irwin Union Bank and Trust Company, an Indiana state-chartered commercial bank (the "Bank"), and the Thrift.  The Bank, organized in 1871 and headquartered in Columbus, Indiana, currently has offices located throughout nine counties in central and southern Indiana, as well as in Grandville, Kalamazoo, Lansing and Traverse City, Michigan; Carson City and Las Vegas, Nevada; and Salt Lake City, Utah. The Thrift is a federal savings bank that began operations in December 2000. Currently the Thrift has offices located in Mesa and Phoenix, Arizona; Costa Mesa and Sacramento, California; Louisville, Kentucky; Clayton, Missouri; Reno, Nevada; and Albuquerque, New Mexico.

About Forward-Looking Statements

     This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We are including this statement for purposes of invoking these safe harbor provisions.

     Forward-looking statements are based on management's expectations, estimates, projections, and assumptions. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance and include, among other things, statements about our intent to stop making new loans until new capital requirements are met, our belief that the Consent and Order does not affect continued service to Thrift customers in all other areas, and any other expressions that are not historical facts.

     Actual future results may differ materially from our forward-looking statements and we qualify all forward looking statements by various risks and uncertainties we face, as well as the assumptions underlying the statements, including, but not limited to, cautionary factors such as a failure to meet the requirements of the Consent and Order due to difficulties in raising capital, selling assets or as a result of other factors that might involve the following: further deterioration of general economic conditions; potential changes in interest rates; deterioration in the value of our portfolios or in the credit quality or collectability of our loan and lease assets, including deterioration resulting from natural disasters, including pandemics; difficulties in accurately estimating any future repurchases of residential mortgage, home equity, or other loans or leases due to alleged violations of representations and warranties we made when selling these loans and leases to the secondary market or in securitizations; unanticipated deterioration or changes in estimates of the carrying value of our other assets, including securities; difficulties in delivering products to the secondary market; difficulties in expanding our businesses and obtaining or retaining deposit or other funding sources as needed, including the loss of public fund deposits or any actions that may be taken by the state of Indiana and its political subdivisions; competition from other financial service providers, including the purchasers of our assets, for experienced managers as well as for customers; changes in the value of our lines of business, subsidiaries, or companies in which we invest; unanticipated lawsuits or outcomes in litigation; legislative or regulatory changes; regulatory actions that impact our Corporation, bank or thrift, including the written agreement the Corporation and its state-chartered bank subsidiary, Irwin Union Bank and Trust Company, entered into with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions on October 10, 2008, and the Consent and Order; changes in the interpretation and application of regulatory capital or other rules; the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; changes in applicable accounting policies or principles or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the final disposition of the remaining assets and obligations of lines of business we have exited or are exiting, including the mortgage banking segment, small ticket commercial leasing segment and home equity segment; or governmental changes in monetary or fiscal policies.

     In addition, our past results of operations do not necessarily indicate our future results. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: July 24, 2009	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Chief Financial Officer